                                                                     Exhibit 4.3

                       415 GREENWICH GC, LLC, as mortgagor
                                   (Borrower)

                                       to

            HSBC BANK USA, as collateral agent/trustee, as mortgagee
                           (Trustee/Collateral Agent)

                      -------------------------------------

                                    MORTGAGE,
                      SECURITY AGREEMENT AND FIXTURE FILING

                      -------------------------------------

                           Dated: As of April 23, 2002

                     A commercial office building located at
                              415 Greenwich Street
                               New York, New York

                    Section:
                    Block:
                    Lot:
                    County: New York

                              PREPARED BY AND UPON
                             RECORDATION RETURN TO:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                         Attn.: Michael S. Stamer, Esq.

     THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (the "Security Instrument") is made as of the 23rd day of April 2002, by 415 Greenwich GC, LLC, a New York limited liability company, having its principal place of business c/o Globix Corporation, 139 Centre Street, New York, New York 10013, Attn: General Counsel, as mortgagor ("Borrower") to HSBC Bank USA, in its capacity as trustee under the Indenture referred to below, as mortgagee and secured party for the benefit of the Holders (as defined below), having its corporate trust office at 452 Fifth Avenue, New York, New York 10018 ("Trustee/Collateral Agent").

                                    RECITALS:

     Borrower, a wholly-owned subsidiary of Globix Corporation, Inc., the Issuer under that certain Indenture (the "Indenture"), dated the date hereof, pursuant to which Issuer authorized the issuance and sale of $120,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2008 (the "Securities", such term to include any such Securities issued in substitution therefor pursuant to the terms of the Indenture, are collectively referred to herein as the "Note" or sometimes the "Notes") and Borrower guaranteed the Obligations (as defined in the Indenture).

     Borrower desires to secure the payment of a portion of the Debt (defined in Article 3) in the principal sum of $65,166,666 and the performance of all of its obligations under the Note, the Indenture and the Other Obligations (defined in Article 3).

                                   ARTICLE I

                               GRANTS OF SECURITY

          Section 1.1 Property Mortgaged. Borrower does hereby irrevocably
                      ------------------
mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee/Collateral Agent, and grant a security interest to Trustee/Collateral Agent in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

     (a) Land. The real property described in Exhibit A attached hereto and made
         ----
a part hereof (the "Land");

     (b) Additional Land. All additional lands, estates and development rights
         ---------------
hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

     (c) Improvements. The buildings, structures, fixtures, additions,
         ------------
enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements")(excluding all superior rights of any tenants under signed leases or subleases (and/or license agreements and/or occupancy agreements as the case may be) in and to the equipment, fixtures, personalty, and physical improvements located or erected on their respective demised premises as defined in each such lease or sublease (the "Tenant Improvements") now in existence or hereafter made);

     (d) Easements. All easements, rights-of-way or use, rights, strips and
         ---------
gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

     (e) Fixtures and Personal Property. All fixtures (as defined in the Uniform
         ------------------------------
Commercial Code hereinafter described), including, without limitation, all machinery, equipment (as defined in the Uniform Commercial Code), fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument, and all proceeds and products of all of the above;

     (f) Leases and Rents. All leases, subleases and other agreements affecting
         ----------------
the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws (defined in Article 10) (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees' obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Creditors Rights Laws (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (g) Insurance Proceeds. All proceeds of and any unearned premiums on any
         -------------------
insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Property;

     (h) Condemnation Awards. All awards or payments, including interest
         -------------------
thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

     (i) Tax Certiorari. All refunds, rebates or credits in connection with a
         --------------
reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction net of any costs and expenses incurred in connection with obtaining any such refunds, rebates or credits;

     (j) Conversion. All proceeds of the conversion, voluntary or involuntary,
         ----------
of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

     (k) Rights. Following the occurrence of an Event of Default, the right, in
         ------
the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Trustee/Collateral Agent in the Property;

     (l) Agreements. All agreements, contracts, certificates, instruments,
         ----------
franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default (defined in Article 10), to receive and collect any sums payable to Borrower thereunder;

     (m) Intangibles. All trade names, trademarks, servicemarks, logos,
         -----------
copyrights, goodwill, books and records and all other general intangibles (including payment intangibles), deposit accounts, instruments, investment property, commercial tort claims, letter of credit rights, letters of credit, money, documents, and chattel paper (as defined in the Uniform Commercial Code) relating to or used in connection with the operation of the Property;

     (n) Software. All software embedded within or used in connection with any
         --------
of the property described above; and

     (o) Other Rights. Any and all other rights of Borrower in and to the items
         -------------
set forth in Subsections (a) through (n) above.

          Section 1.2 Assignment of Leases and Rents. Borrower hereby absolutely
                      ------------------------------
and unconditionally assigns to Trustee/Collateral Agent Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.

Nevertheless, subject to the terms of this Section 1.2 and Section 4.8, Trustee/Collateral Agent grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

          Section 1.3 Security Agreement. This Security Instrument is both a
                      ------------------
real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Trustee/Collateral Agent, as security for the Obligations (defined in Section 2.3), a security interest in the Property and all other property described in this Security Instrument to the full extent that the Property and all other property described in this Security Instrument may be deemed "collateral" subject to the Uniform Commercial Code.

          Section 1.4 Pledge of Monies Held. Borrower hereby pledges to
                      ---------------------
Trustee/Collateral Agent any and all monies now or hereafter held by Trustee/Collateral Agent, including, without limitation, any sums deposited in the Escrow Fund (if any, and as defined in Section 4.5), Net Proceeds (defined in Section 4.7) and condemnation awards or payments described in Section 4.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

          Section 1.5 Financing Statements. Borrower shall file and hereby
                      --------------------
authorizes Trustee/Collateral Agent to file, at Borrower's expense, such financing, amendment and/or continuation statements as required by applicable law or as Trustee/Collateral Agent believes is necessary or desirable to create, perfect and/or preserve Trustee/Collateral Agent's security interest hereunder. Borrower shall promptly notify Trustee/Collateral Agent if Borrower (a) re-domesticates to another state, (b) moves its chief executive office to another state, (c) changes its name or (d) is merged into another entity. For purposes of such filings, Borrower agrees to furnish any information requested by Trustee/Collateral Agent promptly upon Trustee/Collateral Agent's request. Borrower is a registered organization (as defined in the Uniform Commercial
Code), organized solely under the laws of the State of New York. Borrower shall promptly notify Trustee/Collateral Agent of any change in its organizational identification number. If Borrower does not have an organizational identification number and later obtains one, Borrower promptly shall notify Trustee/Collateral Agent of such organization identification number.

          Section 1.6 Fixture Filing. This Security Instrument shall also
                      --------------
constitute a "fixture filing" for the purposes of the Uniform Commercial Code against all of the Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Borrower) and Secured Party (Trustee/Collateral Agent) as set forth in the first paragraph of this Mortgage. Notwithstanding the foregoing, Borrower shall also file, and hereby authorizes Trustee/Collateral Agent to file, at Borrower's expense, financing statements required or permitted in the filing office (as defined in the Uniform Commercial Code) to perfect or to maintain perfection of a security interest in the Fixtures.

                                   ARTICLE II

                               CONDITIONS TO GRANT

     TO HAVE AND TO HOLD the above granted and described Property to the use and benefit of the Trustee/Collateral Agent, and the successors and assigns of Trustee/Collateral Agent, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Trustee/Collateral Agent the Debt at the time and in the manner provided in the Note, the Indenture and this Security Instrument, shall perform the Other Obligations as set forth in this Security Instrument and shall abide by and comply with each and every covenant and condition set forth herein, the Indenture and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

                                  ARTICLE III

                          DEBT AND OBLIGATIONS SECURED

          Section 3.1 Debt. This Security Instrument and the grants, assignments
                      ----
and transfers made in Article I are given for the purpose of securing the payment of the following, in such order of priority as Trustee/Collateral Agent may determine in its sole discretion (the "Debt"):

     (a) the indebtedness evidenced by the Note and the Indenture in lawful money of the United States of America;

     (b) interest, default interest, late charges and other sums, as provided in the Note, the Indenture, this Security Instrument or the Other Security Documents (defined in Section 4.2);

     (c) all other monies agreed or provided to be paid by Borrower in the Note, the Indenture, this Security Instrument or the Other Security Documents;

     (d) the Redemption Price (defined in the Note and the Indenture), if any;

     (e) all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

     (f) all sums advanced and costs and expenses reasonably incurred by Trustee/Collateral Agent in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Trustee/Collateral Agent.

          Section 3.2 Other Obligations. This Security Instrument and the
                      -----------------
grants, assignments and transfers made in Article I are also given for the purpose of securing the performance of the following (the "Other Obligations"):

     (a) all other obligations of Borrower contained herein;

     (b) each obligation of Borrower contained in the Note, the Indenture and in the Other Security Documents; and

     (c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Indenture, this Security Instrument or the Other Security Documents.

          Section 3.3 Debt and Other Obligations. Borrower's obligations for the
                      --------------------------
payment of the Debt and the performance of the Other Obligations shall be referred to collectively as the "Obligations."

          Section 3.4 Payments. Unless payments are made in the required amount
                      --------
in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Trustee/Collateral Agent in funds immediately available at the place where the Note is payable and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks; provided, however, Trustee/Collateral Agent shall not be required to accept payment for any Obligation in cash. Acceptance by Trustee/Collateral Agent of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall, after the expiration of any applicable cure period, be and continue to be an Event of Default.

                                   ARTICLE IV

                               BORROWER COVENANTS

     Borrower covenants and agrees that:

          Section 4.1 Payment of Debt. Borrower will pay the Debt at the time
                      ---------------
and in the manner provided in the Note, the Indenture and in this Security Instrument.

          Section 4.2 Incorporation by Reference. All the covenants, conditions
                      --------------------------
and agreements contained in (a) the Note, (b) the Indenture, and (c) all and any of the documents other than the Note, the Indenture or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Trustee/Collateral Agent, which wholly or partially secure or guaranty payment of the Note and the Indenture or are otherwise executed and delivered in connection with the Debt, including, without limitation, those certain Pledge and General Security Agreements (the "Pledge Agreements") and that certain Assignment of Lessee's Interest In Lease (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

          Section 4.3 Insurance.
                      ---------

     (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

          (i)  Property Insurance. Property Insurance against loss customarily
               ------------------
               included under so called "All Risk" policies including flood, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction in amounts at all times sufficient to prevent Trustee/Collateral Agent from becoming a co-insurer within the terms of the applicable policies and under applicable insurance law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Improvements and Personal Property, the term "full insurable value" to mean the actual replacement cost of the Improvements and Personal Property (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease;

          (ii) Liability Insurance. Commercial general liability insurance on
               -------------------
               the so-called "occurrence" form, including bodily injury, death and property damage liability, insurance against any and all claims, except those claims resulting from the gross negligence of Trustee/Collateral Agent, including all legal liability to the extent insurable and imposed upon Trustee/Collateral Agent and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in any event for a limit per occurrence of at least $1,000,000.00 and an annual aggregate of at least $2,000,000.00.

          (iii) Workers' Compensation Insurance. Statutory workers' compensation
                -------------------------------
               insurance with respect to any work on or about the Property.

          (iv) Business Interruption. Business interruption and/or loss of
               ---------------------
               "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than twelve (12) months from the date of casualty or loss, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and
               (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied;

          (v)  Boiler and Machinery Insurance. Broad form boiler and machinery
               ------------------------------
               insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Property and insurance against loss of occupancy or
                                     ---
               use arising from any breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Property;

          (vi) Flood Insurance. If required by Subsections 5.4(e) and 7.5, flood
               ---------------
               insurance in an amount at least equal to the lesser of (A) the aggregate principal amount of the outstanding Notes, or (B) the maximum limit of coverage available for the Property under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994, as each may be amended (the "Flood Insurance Acts");

          (vii) Builder's Risk Insurance. At all times during which structural
                ------------------------
               construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the
                                                       -----------------------
               terms or provisions of the above mentioned commercial general
               -------------------------------------------------------------
               liability insurance policy; and (B) the insurance provided for in Subsection 4.3(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 4.3(a)(i), (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions; and

          (viii) Other Insurance. Such other insurance with respect to the
                 ---------------                            -------
               Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as required by institutional lenders for properties comparable to the Property.

     (b) All insurance provided for in Subsection 4.3(a) shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by either the insurers who insure the Improvements on the date of this Security Instrument or one or more other domestic primary insurer(s) having (i) a claims paying ability rating by Standard & Poor's Rating Services or Moody's Investors Service, Inc. (a "Rating Agency") of not less than one rating category below the highest rating at any time assigned to the Securities, but in no event a rating less than investment grade by such Rating Agency and (ii) a general policy rating of A or better and a financial class of X/score or better by A.M. Best Company, Inc. (or if a rating of

A.M. Best Company Inc. is no longer available, a similar rating from a similar or successor service) (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 4.3(a)(ii) above shall name Trustee/Collateral Agent as an additional insured and the Policies referred to in Subsection 4.3(a)(i), (iv), (v), (vi) and (vii), and as applicable (viii), above shall provide that all proceeds be payable to Trustee/Collateral Agent as set forth in Section 4.7 hereof. The Policies referred to in Subsections 4.3(a)(i), (v), (vi) and (vii) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia
                                                                     ----- ----
to recovery by Trustee/Collateral Agent notwithstanding the negligent or willful acts or omission of Borrower; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Trustee/Collateral Agent; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property, but in no event in excess of $250,000. The Policy referred to in Subsection 4.3(a)(i) above shall provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, together with an "Ordinance or Law Coverage" or "Enforcement" endorsement. All Policies shall contain (i) a provision that such Policies shall not be denied renewal, materially changed (other than to increase the coverage provided), cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Trustee/Collateral Agent in each instance; and (ii) include effective waivers by the insurer of all claims for applicable premiums ("Insurance Premiums") against any mortgagee, loss payees, additional insureds and named insureds (other than Borrower). Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Trustee/Collateral Agent not less than twenty (20) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of Insurance Premiums. Originals or certificates of such replacement Policies shall be delivered to Trustee/Collateral Agent promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Trustee/Collateral Agent the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Trustee/Collateral Agent may procure such insurance at Borrower's sole cost and expense.

     (c) Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 4.3.

     (d) In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in Trustee/Collateral Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

          Section 4.4 Payment of Taxes, etc.
                      ---------------------

     (a) Borrower shall promptly pay by their due date all taxes, assessments, water rates, sewer rents and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes") not paid from the Escrow Fund (defined in Section 4.5), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Trustee/Collateral Agent, promptly upon Trustee/Collateral Agent's request, evidence satisfactory to Trustee/Collateral Agent that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Trustee/Collateral Agent in accordance with the terms of this Security Instrument, Borrower shall furnish to Trustee/Collateral Agent paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

     (b) After prior written notice to Trustee/Collateral Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, the Indenture, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other material document to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost and (vi) Borrower shall have deposited with Trustee/Collateral Agent adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, or Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Trustee/Collateral Agent (it is understood that Trustee/Collateral Agent is under no obligation to make such request) to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

          Section 4.5 Escrow Fund. Borrower shall pay all Taxes and Insurance
                      -----------
Premiums and shall provide Trustee/Collateral Agent, on the date hereof, on each anniversary of the date hereof for so long as the Obligations remain outstanding, and at any time, from time to time that Trustee/Collateral Agent shall request, an Officer's Certificate (as defined in the Indenture) which certifies and delivers true and correct copies of evidence of payment of all Taxes and Insurance Premiums. In the event Borrower fails to comply with the obligations set forth in the immediately preceding sentence and such failure constitutes a continuing Event of Default under the Indenture, Trustee/Collateral Agent may, at its option, collect such amounts with respect to Taxes and Insurance Premiums from Borrower. In such case, Borrower shall pay to Trustee/Collateral Agent on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Trustee/Collateral Agent to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify Trustee/Collateral Agent immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Trustee/Collateral Agent or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and the Indenture shall be added together and shall be paid as an aggregate sum by Borrower to Trustee/Collateral Agent. Provided there are sufficient amounts in the Escrow Fund and a continuing Event of Default under the Indenture exists, Trustee/Collateral Agent shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 4.3 and
4.4. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4.3 and 4.4, Trustee/Collateral Agent shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Trustee/Collateral Agent may deal with the person shown on the records of Trustee/Collateral Agent to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Trustee/Collateral Agent, upon demand, an amount which Trustee/Collateral Agent shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Trustee/Collateral Agent. Unless otherwise required by applicable state or federal law, no earnings or interest on the Escrow Fund shall be payable to Borrower.

          Section 4.6 Condemnation. Borrower shall promptly give
                      ------------
Trustee/Collateral Agent notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Trustee/Collateral Agent copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, the Indenture and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received by Trustee/Collateral Agent, after the deduction of reasonable expenses of collection, to the reduction or discharge of the Debt. Trustee/Collateral Agent shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note or the Indenture. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Trustee/Collateral Agent. Trustee/Collateral Agent shall hold any such funds in a non-interest bearing escrow account and may apply any award or payment to the reduction or discharge of the Debt when such Debt becomes due and payable in whole or in part. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Trustee/Collateral Agent of the award or payment,

Trustee/Collateral Agent shall have the right, whether or not a deficiency judgment on the Note or the Indenture (to the extent permitted in the Note or the Indenture or herein) shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

          Section 4.7 Restoration After Casualty or Condemnation. In the event
                      ------------------------------------------
of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration (defined below) of the Property:

     (a) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, or if the Property or any portion thereof is taken in any condemnation or eminent domain proceeding, Borrower shall give prompt notice of such damage or taking to Trustee/Collateral Agent and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty or taking (the "Restoration").

     (b) The term "Net Proceeds" for purposes of this Section 4.7 shall mean:
(i) the net amount of all insurance proceeds under the policies carried pursuant to the Indenture as a result of such damage or destruction, after deduction of reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received with respect to a taking referenced in Section 4.6 of this Security Instrument, after deduction of reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The parties hereby agree that Borrower shall have the right to collect and apply the Net Proceeds as stated in this Security Instrument provided such amount is not greater than $250,000. If such amount of Net Proceeds exceeds $250,000, then Trustee/Collateral Agent shall collect and apply such amounts as stated in Section 4.7 of this Security Instrument. If (i) the Net Proceeds do not exceed $500,000 (the "Net Proceeds Availability Threshold"); (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Net Proceeds; (iii) no Event of Default shall have occurred and be continuing beyond all applicable cure periods under the Note, the Indenture, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, laws relating to legal nonconforming structures or uses and all applicable Environmental Laws (defined in Section 12. 1); (v) (A) if the Net Proceeds are insurance proceeds, less than thirty-three and a third percent (33 1/3%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (B) if the Net Proceeds are condemnation awards, less than 33 1/3% of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property, no portion of the Improvements is located in such Lands, and such taking does not materially impair access to the Property; and
(vi) Borrower has delivered an Officer's Certificate that certifies that any operating deficits, including all scheduled payments of principal and interest under the Note or the Indenture which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower, then the Net Proceeds will be disbursed directly to Borrower.

     (c) If the Net Proceeds are greater than the Net Proceeds Availability Threshold, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination and non-disturbance agreements binding upon Trustee/Collateral Agent have been entered into and such subordination and non-disturbance agreements apply to the deposits of Net Proceeds, be forthwith paid to Trustee/Collateral Agent to be held by Trustee/Collateral Agent in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of Subsection 4.7(d).

     (d) The Net Proceeds held by Trustee/Collateral Agent pursuant to Subsection 4.7(c) shall be made available to Borrower for payment or reimbursement of Borrower's expenses in connection with the Restoration, subject to the receipt by Trustee/Collateral Agent of an Officer's Certificate certifying the satisfaction of the following conditions:

          (i) no Event of Default shall have occurred and be continuing beyond all applicable cure periods under the Note, the Indenture, this Security Instrument or any of the Other Security Documents;

          (ii) intentionally omitted;

          (iii) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Trustee/Collateral Agent, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

          (iv) Net Proceeds are less than the then outstanding principal amount of the Note;

          (v) (A) in the event that the Net Proceeds are insurance proceeds, less than thirty-three and a third percent (33 1/3%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (B) in the event that the Net Proceeds are condemnation awards, less than 33 1/3% of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property, no portion of the Improvements is located in such Lands and such taking does not materially impair access to the Property;

          (vi) any operating deficits, including all scheduled payments of principal and interest under the Note or the Indenture which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

          (vii) upon the completion of the Restoration, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property and all required replacement reserves, reserves for tenant improvements and leasing commissions;

          (viii) the Restoration can reasonably be completed on or before the earliest to occur of (A) six (6) months prior to the Maturity Date (defined in the Note),

(B) intentionally omitted, and (C) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable; and

          (ix) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, laws relating to legal nonconforming structures or uses and all applicable Environmental Laws (defined in Section 12. 1).

     (e) The Net Proceeds held by Trustee/Collateral Agent until disbursed in accordance with the provisions of this Section 4.7 shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 4.3(a) shall be disbursed by Trustee/Collateral Agent to, or as directed by, Borrower, in an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration less customary retainage from time to time during the course of the Restoration, not more frequently than once per month, upon receipt of an Officer's Certificate certifying that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file the same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the reasonable satisfaction of Trustee/Collateral Agent by the title company insuring the lien of this Security Instrument. The Net Proceeds paid under the policy described in Subsection 4.3(a) may be utilized in a manner as provided in this Section 4.7 so long as no Event of Default is continuing under the Indenture, and in the manner set forth in the Indenture so long as an Event of Default is continuing under the Indenture. Final payment shall be made after submission to Trustee/Collateral Agent (i) an Officer's Certificate submitting certified copies of all licenses, permits, certificates of occupancy and other required governmental approvals having jurisdiction and (ii) Casualty Consultant's (defined below) certification that the Restoration has been fully completed.

     (f) Trustee/Collateral Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by an independent consulting engineer selected by Borrower (the "Casualty Consultant"). All costs and reasonable expenses incurred by Trustee/Collateral Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

     (g) If at any time the Net Proceeds or the undisbursed balance thereof shall not be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency in immediately available funds (the "Net Proceeds Deficiency") with Trustee/Collateral Agent before any further disbursement of the Net Proceeds shall be made. The

Net Proceeds Deficiency deposited with Trustee/Collateral Agent shall be held by Trustee/Collateral Agent and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 4.7 shall constitute additional security for the Obligations.

     (h) Except upon the occurrence and continuance of an Event of Default, Borrower shall settle any insurance claims with respect to the Net Proceeds. Trustee/Collateral Agent shall have the right, but not the obligation, to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Trustee/Collateral Agent, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Trustee/Collateral Agent and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

     (i) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Trustee/Collateral Agent after (i) the Casualty Consultant certifies to Trustee/Collateral Agent that the Restoration has been completed in accordance with the provisions of this Section 4.7, and (ii) the receipt by Trustee/Collateral Agent of the Officer's Certificate referred to above certifying that all costs incurred in connection with the Restoration have been paid in full and all required permits, licenses, certificates of occupancy and other required approvals of governmental authorities having jurisdiction have been issued, shall be remitted by Trustee/Collateral Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing beyond all applicable cure periods under the Note, the Indenture, this Security Instrument or any of the Other Security Documents.

     (j) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.7(h) shall be retained by Trustee/Collateral Agent in a non-interest bearing account and applied toward the payment of the Debt as and when such shall become due and payable in accordance with the Indenture or the Note. If Trustee/Collateral Agent shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Trustee/Collateral Agent and actually applied by Trustee/Collateral Agent in reduction of the Debt.

          Section 4.8 Leases and Rents.
                      ----------------

     (a) In the event Borrower seeks to enter into any future Lease (including the renewal or extension of an existing Lease) for all or any portion of the Property, such Lease shall: (i) provide for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) constitute an arms-length transaction with a bona fide, independent third party tenant, (iii) not have a materially adverse effect on the value of the Property taken as a whole, (iv) be subject and subordinate to the Security Instrument, either pursuant to its terms or a recordable subordination agreement and the lessee thereunder agrees to attorn to Trustee/Collateral Agent, (v) provide that no rents shall be collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (vii) not contain an option to purchase, right of first refusal to purchase, or any other similar provision; (viii) not have the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; and (xi) be written on a standard form of lease similar in nature to those used in similar buildings for similar uses in the general area of the Property. Furthermore, at the time of entering into any Lease (w) there shall not be any continuing default under this Security Instrument, Note, Indenture, Pledge Agreements or Other Security Documents; (x) all amounts of all security deposits relating to any Leases shall have been collected by Borrower and shall be held in accordance with applicable law; and (y) no brokerage commissions or finders fees shall be due and payable regarding any Lease. Borrower shall promptly deliver to Trustee/Collateral Agent true and correct copies of all Leases which are entered into pursuant to this Subsection together with an Officer's Certificate (as defined in the Indenture) certifying that such Lease has satisfied all of the conditions of this Subsection.

     (b) For so long as the Debt is outstanding, Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of any of the Leases as security for the Debt; (ii) upon request, shall promptly send copies to Trustee/Collateral Agent of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms.

     (c) Borrower may, without the consent of Trustee/Collateral Agent, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and Permitted Senior Secured Debt (as set forth and described in the Indenture), if any. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Borrower shall promptly deliver to Trustee/Collateral Agent copies of amendments, modifications and waivers which are entered into pursuant to this Subsection together with an Officer's Certificate certifying that Borrower has satisfied all of the conditions of this Subsection.

          Section 4.9 Maintenance and Use of Property. Borrower shall cause the
                      -------------------------------
Property to be maintained in a good and safe condition and repair. The Improvements (excluding Tenant Improvements) and the Personal Property (except as otherwise permitted by the Pledge Agreements) shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property, such modifications as are necessary for the normal operation of Borrower's business, or such tenant improvements/build-out work as is necessary to induce a tenant of a Lease to lease such space in accordance with Section 4.8(a) above) without the consent of Holders of a majority in the aggregate principal amount of the outstanding Notes. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 4.6 and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Trustee/Collateral Agent.

          Section 4.10 Waste. Borrower shall not commit or suffer any waste of
                       -----
the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Holders of a majority in the aggregate principal amount of the outstanding Notes, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

          Section 4.11 Compliance With Laws.
                       --------------------

     (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof, including Environmental Law (defined in Section 12.1) ("Applicable Laws").

     (b) Borrower shall from time to time, upon Trustee/Collateral Agent's request, provide Trustee/Collateral Agent with evidence reasonably satisfactory to Trustee/Collateral Agent that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

     (c) Notwithstanding any provisions set forth herein, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws unless Borrower delivers to Trustee/Collateral Agent: (i) an Officer's Certificate (as defined in the Indenture) that any such alterations comply with Applicable Laws and (ii) a certificate of compliance with Applicable Laws from an independent architect, engineer. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants.

     (d) Borrower shall give prompt notice to Trustee/Collateral Agent of the receipt by Borrower of any notice related to a violation of any Applicable Laws in connection with the Property and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

     (e) After prior written notice to Trustee/Collateral Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, the Indenture, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other material document to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; and (v) non-compliance with the Applicable Laws shall not impose civil or criminal liability on Borrower or Trustee/Collateral Agent.

          Section 4.12 Books and Records.
                       -----------------

     (a) Borrower and any Guarantors (defined in Subsection 10.1(e)) and Indemnitor(s) (defined in Section 13.4), if any, shall keep adequate books and records of account relating to the Property in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods used by owners of similar property and buildings to the Property in nature, use, location, and construction, consistently applied and furnished to Trustee/Collateral Agent in accordance with the terms and provisions of the Indenture.

     (b) Intentionally omitted.

     (c) Borrower, any Guarantor and any Indemnitor shall furnish
Trustee/Collateral Agent with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Trustee/Collateral Agent in form and substance reasonably satisfactory to Trustee/Collateral Agent.

     (d) Trustee/Collateral Agent and its agents shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower, any Guarantor and any Indemnitor relating to the operation of the Property at the principal offices of Borrower or any office regularly maintained by Borrower, any Guarantor or Indemnitor where the books and records are located.

          Section 4.13 Payment for Labor and Materials. Borrower will promptly
                       -------------------------------
pay when due (or bond over) all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and shall in any event cause the prompt, full and unconditional discharge of any lien or security interest, even though inferior to the liens and the security interests hereof within thirty (30) days after receiving notice thereof, and in any event keep the Property free from any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

          Section 4.14 Performance of Other Agreements. Borrower shall observe
                       -------------------------------
and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Trustee/Collateral Agent for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

          Section 4.15 Change of Name, Identity or Structure. Except as may be
                       -------------------------------------
permitted under the Indenture or Article 8 hereof, Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying the Trustee/Collateral Agent of such change in writing at least thirty
(30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without complying with Article 8 of the Indenture.

          Section 4.16 Intentionally Omitted.
                       ---------------------

          Section 4.17 Management. The Property shall at all times be managed by
                       ----------
either: (a) Borrower or an entity affiliated with Borrower for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company. Management by an affiliated entity or a professional property management company shall be pursuant to a written agreement that complies with Section 1017 of the Indenture. Borrower must give Trustee/Collateral Agent prior written notice of the removal or replacement of any manager or the terms of any modification to the applicable management agreement. All Rents generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to the Note, the Indenture, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

          Section 4.18 Principal Place of Business. Borrower shall not change
                       ---------------------------
the principal place of business or chief executive office set forth in Article V below without the execution and delivery of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Trustee/Collateral Agent's security interest in the Property as a result of such change of principal place of business.

                                   ARTICLE V

                                SPECIAL COVENANTS

     Borrower covenants and agrees that:

          Section 5.1 Property Use.
                      ------------

     (a) The Property shall be used only as an office and/or a high technology telecommunications hub and for no other use without the prior written consent of Holders of a majority in aggregate principal amount of the outstanding Notes.

     (b) Intentionally Omitted.

          Section 5.2 Erisa.
                      -----

     (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Trustee/Collateral Agent of any of its rights under the Note, the Indenture, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) Borrower further covenants and agrees to deliver to Trustee/Collateral Agent, together with Issuer's annual Officer's Certificate certifying no defaults under the Indenture, a certification that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

               (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. (S) 2510.3-101 (b)(2);

               (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. (S) 2510.3-101(f)(2); or

               (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. (S) 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

          Section 5.3 Single Purpose Entity. Borrower is, and shall at all times
                      ---------------------
be deemed a Single Purpose Entity. For purposes of this Security Instrument, the term "Single Purpose Entity" shall mean a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning the Project, conducts business only in its own name, does not engage in any business or have any assets unrelated to the Project, does not have any indebtedness other than as permitted by this Security Instrument or the Indenture, has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate and partnership formalities independent of any other entity, and which otherwise constitutes a single purpose, bankruptcy remote entity.

          Section 5.4 Representations and Warranties. Borrower represents and
                      ------------------------------
warrants to Trustee/Collateral Agent that:

     (a) Warranty of Title. Borrower has good title to the Property subject only
         -----------------
to the Permitted Exceptions (defined below) and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for (i) those exceptions shown in that certain owners policy of title insurance issued by Fidelity National Title Insurance Company of New York, Policy Number 26-031-92-56629, dated September 14, 2000 (a true and correct copy of which has been provided to the Holder's) insuring Borrower's right, title and interest in the Property and (ii) those certain rights of Chevron TCI, Inc. in and to certain fixtures as the same are set forth pursuant to that certain Operating Agreement, dated as of June 11, 2001, of 415 Greenwich GC Tenant LLC (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Trustee/Collateral Agent against the claims of all persons whomsoever other than the Permitted Exceptions.

     (b) Legal Status and Authority. Borrower (a) is duly organized, validly
         --------------------------
existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

     (c) Validity of Documents. The execution, delivery and performance of the
         ---------------------
Note, the Indenture, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action;
(iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, articles of organization, operating agreement or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby or by any Permitted Senior Secured Debt (as defined in the Indenture); and (vi) will not require any authorization or license from, or any filing with, any governmental or other body

(except for the recordation of this Security Instrument in appropriate and records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and to the best of Borrower's knowledge, the Note, the Indenture, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

     (d) Litigation. There is no action, suit or proceeding, judicial,
         ----------
administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower, a Guarantor, if any, an Indemnitor, if any, or against or affecting the Property that has not been disclosed to Trustee/Collateral Agent by Borrower in writing and as determined by Trustee/Collateral Agent in its sole and absolute discretion (a) has a material, adverse affect on the Property or Borrower's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, the Indenture, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance.

     (e) Status of Property.
         ------------------

          (i) Borrower has obtained all material certificates, licenses and other approvals, governmental and otherwise required of Borrower, necessary for the operation of the Property and the conduct of its business and all material zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof.

          (ii) The Property and the present and contemplated use and occupancy thereof are in compliance in all material respects with all material zoning ordinances, building codes, land use laws, Environmental Laws and other similar laws applicable to the Property and/or Borrower.

          (iii) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

          (iv) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (v) The Property is served by public water and sewer systems.

          (vi) The Property is free from damage caused by fire or other casualty.

          (vii) Except as set forth on Schedule 5.1(e), all costs and expenses
                                       ---------------
of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

          (viii) Except as set forth on Schedule 5.1(e), Borrower has paid in
                                        ---------------
full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

          (ix) No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 4.3(a).

          (x) All the Improvements lie within the boundaries of the Land.

     (f) No Foreign Person. Borrower is not a "foreign person" within the
         -----------------
meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

     (g) Separate Tax Lot. The Property is assessed for real estate tax purposes
         ----------------
as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof, except as disclosed to Trustee/Collateral Agent on Schedule 5.4(g) annexed hereto and made a part hereof.

     (h) Leases. There are no Leases in effect for the Property except for (i)
         ------
that certain lease dated June 11, 2001 by and between Borrower, as landlord, and 415 Greenwich GC Tenant, LLC, as tenant, (ii) that certain Sublease dated June 11, 2001 by and between 415 Greenwich GC Tenant, LLC, as sublandlord and Globix Corporation, as subtenant and (iii) that certain Collocation Exhibit (which is attached as Exhibit B to that certain Master Services Agreement dated as of September 6, 2001 by and between Globix Corporation and Telefonica Data USA, Inc.

     (i) Intentionally Omitted.
         ---------------------

     (j) Business Purposes. The Debt and Other Obligations evidenced by the Note
         -----------------
and the Indenture secured by the Security Instrument and the Other Security Documents are solely for the business purpose of Borrower, and not for personal, family, household or agricultural purposes.

     (k) Taxes. Borrower, any Guarantor and any Indemnitor have filed all
         -----
federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

     (l) Mailing Address. Borrower's mailing address, as set forth in the
         ---------------
Securities Register (as defined in the Indenture) is true and correct.

     (m) No Change in Facts or Circumstances. All information submitted to
         -----------------------------------
Trustee/Collateral Agent and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

     (n) Disclosure. Borrower has disclosed to the Holders all material facts
         ----------
and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

     (o) Illegal Activity. No portion of the Property has been or will be
         ----------------
purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

     (p) Permitted Exceptions. None of the Permitted Exceptions, individually or
         --------------------
in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Instrument, the Note, the Indenture, and the Other Security Documents, materially and adversely affect the value of the Property, impair the use or the operation of the Property or impair Borrower's ability to pay its obligations in a timely manner.

     (q) Principal Place of Business. Borrower's principal place of business is
         ---------------------------
c/o Globix Corporation, 139 Centre Street, New York, New York 10013 as of the date hereof.

     (r) Erisa.
         -----

          (i) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

          (ii) As of the date hereof and throughout the term of this Security Instrument (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

     (s) Exact Name and I.D. Number. The exact legal name of Borrower as such
         --------------------------
name appears on its Certificate of Formation is as set forth in the preamble hereto, the taxpayer identification number issued by the Internal Revenue Service for it is 06-1602498. Borrower does not have an organizational identification number.

                                   ARTICLE VI

                            OBLIGATIONS AND RELIANCE

          Section 6.1 Relationship of Borrower and Trustee/Collateral Agent. The
                      -----------------------------------------------------
relationship between Borrower and Trustee/Collateral Agent is solely that of debtor and creditor, and Trustee/Collateral Agent has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, the Indenture, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Trustee/Collateral Agent to be other than that of debtor and creditor.

          Section 6.2 No Reliance on Trustee/Collateral Agent. The members,
                      ---------------------------------------
general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Trustee/Collateral Agent are relying solely upon such expertise in connection with the ownership and operation of the Property. Borrower is not relying on Trustee/Collateral Agent's expertise, business acumen or advice in connection with the Property.

          Section 6.3 No Lender Obligations. Trustee/Collateral Agent is not
                      ---------------------
undertaking the performance of (i) any obligations under the Leases, if any; or
(ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Trustee/Collateral Agent pursuant to this Security Instrument, the Note, the Indenture or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Trustee/Collateral Agent shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Trustee/Collateral Agent.

          Section 6.4 Reliance. Borrower recognizes and acknowledges that in
                      --------
accepting the Note, the Indenture, this Security Instrument and the Other Security Documents, Trustee/Collateral Agent and the Holders are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and Article 12 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Trustee/Collateral Agent or the Holders; that such reliance existed on the part of Trustee/Collateral Agent and the Holders prior to the date hereof; that the warranties and representations are a material inducement to Trustee/Collateral Agent and the Holders in accepting the Note, the Indenture, this Security Instrument and the Other Security Documents; and that Trustee/Collateral Agent and the Holders would not be willing to accept the Notes and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and Article 12.

                                   ARTICLE VII

                               FURTHER ASSURANCES

          Section 7.1 Recording of Security Instrument, Etc. Subject to the
                      -------------------------------------
terms of that certain escrow letter dated of even date herewith from Trustee/Collateral Agent and consented and agreed to by Borrower and Globix Corporation, Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter authorizes Trustee/Collateral Agent to cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Trustee/Collateral Agent in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Indenture, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

          Section 7.2 Further Acts, Etc. Borrower will, at the cost of Borrower,
                      -----------------
and without expense to Trustee/Collateral Agent, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Trustee/Collateral Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Trustee/Collateral Agent the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Trustee/Collateral Agent, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all applicable state or federal law. Borrower, on demand, will execute and deliver and hereby authorizes Trustee/Collateral Agent, following 20 days' notice to Borrower, to execute in the name of Borrower or without the signature of Borrower to the extent Trustee/Collateral Agent may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Trustee/Collateral Agent in the Property. Borrower grants to Trustee/Collateral Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Trustee/Collateral Agent pursuant to this Section 7.2.

          Section 7.3 Changes in Tax, Debt Credit and Documentary Stamp Laws.
                      ------------------------------------------------------

     (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Trustee/Collateral Agent's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Trustee/Collateral Agent is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Trustee/Collateral Agent or unenforceable or provide the basis for a defense of usury, then Borrower shall pay to Trustee/Collateral Agent such amounts to satisfy the payment of such taxes actually paid by Trustee/Collateral Agent.

     (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt.

     (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Indenture, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

          Section 7.4 Estoppel Certificates; Non-Disturbance Agreements.
                      -------------------------------------------------

     (a) After request by Trustee/Collateral Agent, Borrower, within twenty (20) days, shall furnish Trustee/Collateral Agent or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note or the Indenture, (ii) the unpaid aggregate principal amount of the Notes, (iii) the rate of interest of the Notes, (iv) the terms of payment and maturity date of the Notes, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note, the Indenture or this Security Instrument, (vii) that the Note, the Indenture and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification,
(viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Trustee/Collateral Agent and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

     (b) Borrower shall use reasonable efforts to deliver to Trustee/Collateral Agent, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Trustee/Collateral Agent attesting to such facts regarding the Lease as Trustee/Collateral Agent may reasonably require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

     (c) In the event Borrower has entered into a future lease and delivered to Trustee/Collateral Agent the Officer's Certificate required by Section 4.8 hereof and provided such lease is for (i) at least one full floor of the Property, (ii) on terms commensurate with market conditions at the time of the making of such lease, and (iii) a term greater than or equal to seven (7) years, after request by Borrower, Trustee/Collateral Agent, within twenty (20) days, shall furnish such tenant with a non-disturbance agreement, duly acknowledged, in substantially the form of non-disturbance agreement attached hereto as Exhibit B.

          Section 7.5 Flood Insurance. After Trustee/Collateral Agent's request,
                      ---------------
Borrower shall deliver evidence satisfactory to Trustee/Collateral Agent that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Borrower has obtained insurance satisfactory to Trustee/Collateral Agent.

          Section 7.6 Replacement Documents. Upon receipt of an affidavit of an
                      ---------------------
officer of Trustee/Collateral Agent as to the loss, theft, destruction or mutilation of any Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Security Document, Borrower will issue, in lieu thereof, a replacement Security Document, dated the date of such lost, stolen, destroyed or mutilated Security Document in the same principal amount thereof and otherwise of like tenor.

                                  ARTICLE VIII

                             DUE ON SALE/ENCUMBRANCE

          Section 8.1 No Sale/Encumbrance. Except pursuant to the Pledge
                      -------------------
Agreements:

     (a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein (collectively a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 4.8, without the prior written consent of Holders of a majority in the aggregate principal amount of the outstanding Notes.

     (b) A Transfer shall include, but not be limited to, (A) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (B) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents.

     (c) Notwithstanding the above provisions of this Section 8.1, Borrower may, without the consent of Trustee/Collateral Agent, (i) make transfers of immaterial portions of the Property to Governmental Authorities for dedication or public use, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a material adverse affect on the value of the Property taken as a whole.

                                   ARTICLE IX

                                   PREPAYMENT

          Section 9.1 Prepayment Before Event of Default. The Debt may not be
                      ----------------------------------
prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note or the Indenture.

          Section 9.2 Intentionally Omitted.
                      ---------------------

          Section 9.3 Prepayment After Event of Default. If a Default Prepayment
                      ---------------------------------
(defined below) occurs, Borrower shall pay to Trustee/Collateral Agent the entire Debt, including without limitation, all other amounts due under the Indenture. For purposes of this Section 9.3, the term "Default Prepayment" shall mean a prepayment of the principal amount of and accrued interest on the Note and any other amounts due under the Indenture made after the occurrence of any Event of Default and an acceleration of the maturity of the Note or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of this Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

                                    ARTICLE X

                                     DEFAULT

          Section 10.1 Events of Default. The occurrence of an Event of Default
                       -----------------
under the Note, the Indenture or any of the other Security Documents shall constitute an "Event of Default" hereunder.

                                   ARTICLE XI

                               RIGHTS AND REMEDIES

          Section 11.1 Remedies. Upon the occurrence of any Event of Default,
                       --------
Borrower agrees that Trustee/Collateral Agent may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee/Collateral Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee/Collateral Agent:

     (a) Pursue all remedies available to Trustee/Collateral Agent pursuant to the terms of the Indenture;

     (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable state or federal law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

     (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable state or federal law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

     (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

     (e) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

     (f) subject to any applicable state or federal law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Trustee/Collateral Agent may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all rent rolls, leases (including the form lease) and amendments and exhibits, subleases (including the form sublease) and amendments and exhibits and rental and license agreements with the tenants, subtenants and licensees in possession of the Property or any part or parts thereof, tenants', subtenants' and licensees' money deposits or other property (including, without limitation, any letter of credit) given to secure tenants', subtenants' and licensees' obligations under leases, subleases or licenses, together with a list of the foregoing; all lists pertaining to current rent and license fee arrears; any and all architects' plans and specifications, licenses and permits, documents, books, records, accounts, surveys and property which relate to the management, leasing, operation, occupancy, ownership, insurance, maintenance, or service of or construction upon the Property and Borrower agrees to surrender possession thereof and of the Property to Trustee/Collateral Agent upon demand, and thereupon Trustee/Collateral Agent may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Trustee/Collateral Agent deems advisable;
(iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) either require Borrower (A) to pay monthly in advance to Trustee/Collateral Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, or (B) to vacate and surrender possession of the Property to Trustee/Collateral Agent or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Trustee/Collateral Agent shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Trustee/Collateral Agent, its counsel, agents and employees;

     (g) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Trustee/Collateral Agent may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Trustee/Collateral Agent at a convenient place acceptable to Trustee/Collateral Agent. Any notice of sale, disposition or other intended action by Trustee/Collateral Agent with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower;

     (h) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Trustee/Collateral Agent in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note or the Indenture; (iv) amortization of the unpaid principal balance of the Note or the Indenture; and (v) all other sums payable pursuant to the Note, the Indenture, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Trustee/Collateral Agent pursuant to the terms of this Security Instrument;

     (i) surrender the Policies maintained pursuant to Article 3, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Trustee/Collateral Agent in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Trustee/Collateral Agent as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such unearned Insurance Premiums;

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

          Section 11.2 Application of Proceeds. The purchase money, proceeds and
                       -----------------------
avails of any disposition of the Property, or any part thereof, or any other sums collected by Trustee/Collateral Agent pursuant to the Note, the Indenture, this Security Instrument or the Other Security Documents, shall be applied by Trustee/Collateral Agent pursuant to Section 506 of the Indenture.

          Section 11.3 Right to Cure Defaults. Upon the occurrence of any Event
                       ----------------------
of Default or if Borrower fails to make any payment or to do any act as herein provided beyond all applicable cure periods, Trustee/Collateral Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Trustee/Collateral Agent may deem necessary to protect the security hereof. Trustee/Collateral Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Trustee/Collateral Agent upon demand. All such costs and expenses incurred by Trustee/Collateral Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the rate of 11% per annum, for the period after notice from Trustee/Collateral Agent that such cost or expense was incurred to the date of payment to Trustee/Collateral Agent. All such costs and expenses incurred by Trustee/Collateral Agent together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Trustee/Collateral Agent therefor.

          Section 11.4 Actions and Proceedings. Upon the occurrence of an Event
                       -----------------------
of Default, Trustee/Collateral Agent has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Trustee/Collateral Agent, in its discretion, decides should be brought to protect its interest in the Property.

          Section 11.5 Recovery of Sums Required to be Paid. Trustee/Collateral
                       ------------------------------------
Agent shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Trustee/Collateral Agent thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

          Section 11.6 Examination of Books and Records. Trustee/Collateral
                       --------------------------------
Agent, its agents, accountants and attorneys shall have the right upon prior written notice to Borrower (unless an Event of Default exists, in which case no notice shall be required), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Trustee/Collateral Agent and its agents shall have the right upon reasonable notice to make copies and extracts from the foregoing records and other papers.

          Section 11.7 Other Rights, Etc.
                       -----------------

     (a) The failure of Trustee/Collateral Agent to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Trustee/Collateral Agent to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note, the Indenture or the Other Security Documents,
(ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Trustee/Collateral Agent extending the time of payment, changing the rate of interest, or otherwise modifying or supplementing the terms of the Note, the Indenture, this Security Instrument or the Other Security Documents.

     (b) Unless Trustee/Collateral Agent has foreclosed upon its interest in the Property or obtained possession by a deed-in-lieu of foreclosure, it is agreed that the risk of loss or damage to the Property is on Borrower, and Trustee/Collateral Agent shall have no liability whatsoever for decline in value of the Property, for failure to maintain the policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Trustee/Collateral Agent shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Trustee/Collateral Agent's possession.

     (c) Trustee/Collateral Agent may resort for the payment of the Debt to any other security held by Trustee/Collateral Agent in such order and manner as Trustee/Collateral Agent, in its discretion, may elect. Trustee/Collateral Agent may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee/Collateral Agent thereafter to foreclose this Security Instrument. The rights of Trustee/Collateral Agent under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee/Collateral Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Trustee/Collateral Agent shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

          Section 11.8 Right to Release Any Portion of the Property.
                       --------------------------------------------
Trustee/Collateral Agent may release any portion of the Property from the lien of this Security Instrument for such consideration as Trustee/Collateral Agent may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Trustee/Collateral Agent for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Trustee/Collateral Agent may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

          Section 11.9 Violation of Laws. If the Property is not in compliance
                       -----------------
with Applicable Laws, Trustee/Collateral Agent may impose additional requirements upon Borrower in connection therewith including, without limitation, monetary reserves or financial equivalents reasonably related to such non-compliance.

          Section 11.10 Right of Entry. Subject to the rights of any tenants,
                        --------------
Trustee/Collateral Agent and its agents shall have the right to enter and inspect the Property at all reasonable times upon reasonable notice to Borrower.

          Section 11.11 Subrogation. If any or all of the proceeds of the Note
                        -----------
or the Indenture have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Trustee/Collateral Agent shall be subrogated to all of the rights, claims, liens, titles and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of Trustee/Collateral Agent and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note, the Indenture and the Other Security Documents and the performance and discharge of the Other Obligations.

                                   ARTICLE XII

                              ENVIRONMENTAL HAZARDS

          Section 12.1 Environmental Definitions. For the purpose of this
                       -------------------------
Section, "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials. "Environmental Liens" means all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity. "Environmental Report" means the written reports resulting from the environmental site assessments of the Property delivered to Trustee/Collateral Agent. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant" or pollutant" within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

          Section 12.2 Environmental Representations and Warranties. Borrower
                       --------------------------------------------
represents and warrants to the best of Borrower's knowledge, based upon that certain Phase I Environmental Site Assessment for the Property located at 415 Greenwich Street, New York, New York, prepared by Cosmos Environmental Services, 132 Franklin Place, P.O. Box 349, Woodmere, New York and dated June 1998 (the "Report"; a true and correct copy of which has been delivered to the Holders) and information that Borrower knows or should reasonably have known, that, as of the date of such report: (a) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Trustee/Collateral Agent in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report;
(e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Trustee/Collateral Agent, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property. Except as set forth on Schedule 12.2, to the best of Borrower's knowledge, Borrower is not aware and knows of no material changes in the condition of the Property following the date of the Report. Except as set forth on Schedule 12.2, Borrower has not performed any environmental abatement work at the Property, including without limitation, any clean-up or remediation following the terrorist attacks on the World Trade Center complex on September 11, 2001.

          Section 12.3 Environmental Covenants. Borrower covenants and agrees
                       -----------------------
that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) in amounts not in excess of that necessary to operate the Property; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Trustee/Collateral Agent, upon Trustee/Collateral Agent's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Trustee/Collateral Agent the reports and other results thereof, and Trustee/Collateral Agent and other Indemnified Parties (defined in Section 13.1) shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Trustee/Collateral Agent to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Trustee/Collateral Agent in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien which affects or might affect the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials at the Property. Any failure of Borrower to perform its obligations pursuant to this
Section 12.2 shall constitute bad faith waste with respect to the Property.

          Section 12.4 Trustee/Collateral Agent's Rights. Trustee/Collateral
                       ---------------------------------
Agent and any other person or entity designated by Trustee/Collateral Agent, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times and upon reasonable notice to Borrower, to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Trustee/Collateral Agent's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing, provided that it shall repair any damage resulting from such testing. Borrower shall cooperate with and provide access to Trustee/Collateral Agent and any such person or entity designated by Trustee/Collateral Agent.

          Section 12.5 Operations and Maintenance Programs. If recommended by
                       -----------------------------------
the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property prepared by a qualified environmental consultant, which program shall address any asbestos containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Trustee/Collateral Agent may require (a) periodic notices or reports to Trustee/Collateral Agent in form, substance and at such intervals as Trustee/Collateral Agent may specify,
(b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Trustee/Collateral Agent, (d) access to the Property by Trustee/Collateral Agent, its agents or servicer, upon reasonable notice to Borrower (except in a case of emergency) and at reasonable times, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

                                  ARTICLE XIII

                                 INDEMNIFICATION

          Section 13.1 General Indemnification. Borrower shall, at its sole cost
                       -----------------------
and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Trustee/Collateral Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the leasing of the Property to any subtenant of any part thereof. Any amounts payable to Trustee/Collateral Agent by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the rate of 11% per annum from the date loss or damage is sustained by Trustee/Collateral Agent until paid. The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense). The term "Indemnified Parties" shall mean (a) Trustee/Collateral Agent, (b) any prior owner or holder of the Note, (c) any servicer or prior servicer of the Debt, (d) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Debt for the benefit of any Investor or other third party, (e) any receiver or other fiduciary appointed in a foreclosure or other Creditors

Rights Laws proceeding, (f) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and
(g) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Debt or as part of or following a foreclosure of the Debt.

          Section 13.2 Mortgage and /or Intangible Tax. Borrower shall, at its
                       -------------------------------
sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note, the Indenture or any of the Other Security Documents.

          Section 13.3 Duty to Defend; Attorneys' Fees and Other Fees and
                       --------------------------------------------------
Expenses. Upon written request by any Indemnified Party, Borrower shall defend
--------
such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, upon the occurrence of an Event of Default any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

          Section 13.4 Intentionally Omitted.
                       ---------------------

                                   ARTICLE XIV

                                     WAIVERS

          Section 14.1 Waiver of Counterclaim. Borrower hereby waives the right
                       ----------------------
to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Trustee/Collateral Agent arising out of or in any way connected with this Security Instrument, the Note, the Indenture, any of the Other Security Documents or the Obligations.

          Section 14.2 Marshalling and Other Matters. Borrower hereby waives, to
                       -----------------------------
the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable state or federal law.

          Section 14.3 Waiver of Notice. Borrower shall not be entitled to and
                       ----------------
hereby expressly waives any right to receive any notices of any nature whatsoever from Trustee/Collateral Agent except (a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Trustee/Collateral Agent to Borrower and (b) with respect to matters for which Trustee/Collateral Agent is required by applicable state or federal law to give notice.

          Section 14.4 Waiver of Statute of Limitations. Borrower hereby
                       --------------------------------
expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

          Section 14.5 Sole Discretion of Trustee/Collateral Agent. Wherever
                       -------------------------------------------
pursuant to this Security Instrument (a) Trustee/Collateral Agent exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Trustee/Collateral Agent, or (c) any other decision or determination is to be made by Trustee/Collateral Agent, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Trustee/Collateral Agent, shall be in the sole discretion of Trustee/Collateral Agent, except as may be otherwise expressly and specifically provided herein.

          Section 14.6 Waiver of Trial by Jury. BORROWER AND LENDER, BY
                       -----------------------
ACCEPTANCE OF THIS SECURITY INSTRUMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THE INDENTURE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

          Section 14.7 Waiver of Foreclosure Defense. Borrower hereby waives any
                       -----------------------------
defense Borrower might assert or have by reason of Trustee/Collateral Agent's failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Trustee/Collateral Agent.

                                   ARTICLE XV

                             INTENTIONALLY OMITTED.

                                   ARTICLE XVI

                                     NOTICES

          Section 16.1 Notices. All notices or other written communications
                       -------
hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one
(1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Trustee/Collateral Agent, as the case may be, at the addresses set forth on the first page of this Security Instrument or addressed as such party may from time to time designate by written notice to the other party.

     Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

                                  ARTICLE XVII

                                  CHOICE OF LAW

          Section 17.1 Choice of Law. This Security Instrument and any
                       -------------
determination of deficiency judgments shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and applicable federal law.

          Section 17.2 Provisions Subject to Law. All rights, powers and
                       -------------------------
remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable state or federal law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable state or federal law.

                                  ARTICLE XVIII

                             INTENTIONALLY OMITTED.

                                   ARTICLE XIX

                                      COSTS

          Section 19.1 Performance At Borrower's Expense. Borrower hereby
                       ---------------------------------
acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Trustee/Collateral Agent from time to time in accordance with and as set forth in Section 607 of the Indenture. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable counsel fees of Trustee/Collateral Agent.

          Section 19.2 Counsel Fees for Enforcement.
                       ----------------------------

     (a) Borrower shall pay to Trustee/Collateral Agent on demand any and all expenses, including reasonable legal fees incurred or paid by Trustee/Collateral Agent in protecting its interest in the Property or in collecting any amount payable under the Note, the Indenture, this Security Instrument or the Other Security Documents, or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the rate of 11% per annum from the date paid or incurred by Trustee/Collateral Agent until such expenses are paid by Borrower.

                                   ARTICLE XX

                                   DEFINITIONS

          Section 20.1 General Definitions. Unless the context clearly indicates
                       -------------------
a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Trustee/Collateral Agent" shall mean "Trustee/Collateral Agent and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrase "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Trustee/Collateral Agent in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

          Section 20.2 Headings, etc. The headings and captions of various
                       -------------
Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                                  ARTICLE XXI

                            MISCELLANEOUS PROVISIONS

          Section 21.1 No Oral Change. This Security Instrument, and any
                       --------------
provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Trustee/Collateral Agent, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          Section 21.2 Liability. If Borrower consists of more than one person,
                       ---------
the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Trustee/Collateral Agent and their respective successors and assigns forever.

          Section 21.3 Inapplicable Provisions. If any term, covenant or
                       -----------------------
condition of the Note, the Indenture or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note, the Indenture and this Security Instrument shall be construed without such provision.

          Section 21.4 Duplicate Originals; Counterparts. This Security
                       ---------------------------------
Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          Section 21.5 Number and Gender. Whenever the context may require, any
                       -----------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          Section 21.6 Indenture. If any conflict or inconsistency exists
                       ---------
between this Security Instrument and the xIndenture, the Indenture shall govern.

                                  ARTICLE XXII

                           SPECIAL NEW YORK PROVISIONS

          Section 22.1 Inconsistencies. In the event of any inconsistencies
                       ---------------
between the terms and conditions of this Article 22 and the other provisions of this Security Instrument, the terms and conditions of this Article 22 shall control and be binding.

          Section 22.2 Lien Law. This Security Instrument is made subject to
                       --------
Section 13 of the New York Lien Law and, in compliance with Section 13 of the New York Lien Law, the Borrower will receive and hold the right to receive the consideration for the Note paid to or received by the Borrower as a trust fund to be applied first for the purpose of paying any unpaid costs of any improvements before any part of the same is used for any other purpose. The Borrower will also indemnify and hold the Trustee/Collateral Agent harmless against all loss, liability, claim, cost or expense arising out of or relating to any proceedings instituted by any complainant alleging a violation by the Borrower of Article 3-A of the New York Lien Law.

          Section 22.3 Application of Rpl (S)254. The covenants and conditions
                       -------------------------
in this Security Instrument, other than those included in the New York Statutory Short Form of Mortgage, shall be construed as affording to Trustee/Collateral Agent rights additional to, and not exclusive of, the rights conferred under the provisions of New York Real Property Law ("RPL") (S) 254. The following provisions of RPL (S) 254 shall not apply to this Security Instrument and the rights and obligations of the parties to this Security Instrument: (a) subsection "4," covering the use of casualty or flood insurance proceeds to restore; and (b) the portion of subsection "4-a" that begins with the word "however" and continues to the end of the paragraph. Any inconsistency between this Security Instrument and RPL (S) 254 shall be resolved in favor of this Security Instrument.

          Section 22.4 Notice Under Rpl (S)291-F. This Security Instrument is
                       -------------------------
intended to be, and shall operate as, the agreement described in RPL (S) 291-f and shall be entitled to the benefits afforded by that statute. Borrower shall
(a) deliver the written notices described in RPL (S) 291-f to such space tenants as Trustee/Collateral Agent shall require (consistent with RPL (S)

291-f), including a direction that, if Trustee/Collateral Agent notifies such space tenant of an Event of Default, such space tenant shall pay its Rents to Trustee/Collateral Agent, and (b) take such other action, as Trustee/Collateral Agent may now or in the future require, to afford Trustee/Collateral Agent the full protections and benefits of Section 291-f. In addition, Borrower specifically authorizes Trustee/Collateral Agent to send any such notices and take such other actions at any time.

          Section 22.5 Foreclosure and Sale. Upon the occurrence of an Event of
                       --------------------
Default, Trustee/Collateral Agent may elect to sell (and, in the case of any default by any foreclosure sale purchaser, resell) the Property or any part of the Property by exercise of the power of foreclosure or of sale granted to Trustee/Collateral Agent by Article 13 or 14 of the New York Real Property Actions and Proceedings Law (the "RPAPL"). In such case, Trustee/Collateral Agent may commence a civil action to foreclose this Security Instrument pursuant to Article 13 of the RPAPL, or it may proceed and sell the Property pursuant to
Article 14 of the RPAPL, to satisfy the Note secured hereby.

          Section 22.6 This Security Instrument does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units each having their own separate cooking facilities.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT HAS BEEN EXECUTED BY BORROWER THE DAY AND YEAR FIRST ABOVE WRITTEN .

                                 BORROWER:

                                 415 GREENWICH GC, LLC, a New York limited liability company


                                 By: Globix Corporation, a Delaware corporation,
                                     its
                                         --------------


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

STATE OF NEW YORK   )
                    SS.:
COUNTY OF NEW YORK  )

     On the       day of April, 2002, before me, the undersigned, a Notary
            -----
Public in and for said state, personally appeared                      ,
                                                  ---------------------
personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.


                                             -----------------------------------
                                                        Notary Public

                                    EXHIBIT A

                              (Description of Land)

     All of That Certain Lot, Piece or Parcel of Land, with the Buildings Improvements Thereon, Situate, Lying and Being

                                    EXHIBIT B

                                     FORM OF

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the
"Agreement") is made as of this         day of                     , 2002, which
                                -------        --------------------
date shall be the effective date of this Agreement, between                    ,
                                                            -------------------
a                 (the "Tenant") and HSBC Bank USA, in its capacity as trustee
  ---------------
under the Indenture referred to below, as collateral agent, as mortgagee and secured party for the benefit of the Holders (as defined below), having its corporate trust office at 452 Fifth Avenue, New York, New York 10018 (together with its successors and/or assigns the "Trustee/Collateral Agent").

                   is the lessor (the "Landlord") and Tenant is the lessee under
     -------------
the lease described in Exhibit A attached hereto (as the same may from time to time be assigned, subleased, renewed, extended, amended, modified or supplemented, collectively the "Lease").

     The Trustee/Collateral Agent, in its capacity as trustee under that certain
Indenture (the "Indenture") dated April   , 2002, is acting as the secured party
                                        --
on behalf of the Holders of those certain 11% Senior Secured Notes due 2008 which are secured by, among other things, that certain Mortgage, Security Agreement and Fixture Filing on certain real and personal property and improvements (the "Premises"), recorded or to be recorded in the appropriate records of New York County, State of New York (the "Security Instrument").

     The Trustee/Collateral Agent has requested the Tenant to confirm the fact that the Lease is subject and subordinate to the Security Instrument.

     The Tenant is willing to confirm the subordination of the Lease, provided it obtains assurance from the Trustee/Collateral Agent that its possession of the premises demised under the Lease (the "Demised Premises), which Demised Premises is all or a portion of the Premises, and its right to use any common areas will not be disturbed by reason of or in the event of the foreclosure of the Security Instrument.

     The Trustee/Collateral Agent is willing to give such assurance.

     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

     1. The Tenant hereby subordinates the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby to the Security Instrument and the lien thereof, and to all present or future advances under the obligations secured thereby and to all renewals, extensions, amendments, modifications and/or supplements of same, to the full extent of all amounts secured thereby from time to time.

     2. So long as no event of default on the part of the Tenant under the Lease shall exist which would entitle the Landlord to terminate the Lease, or if such an event of default shall exist, so long as the Tenant's time to cure the default shall not have expired, the term of the Lease shall not be terminated and the Tenant's right of possession to the Demised Premises and its rights in and to any common areas and its other rights arising out of the Lease will all be fully recognized and protected by the Trustee/Collateral Agent and shall not be disturbed, canceled, terminated or otherwise affected by reason of the Security Instrument or any action or proceeding instituted by the Trustee/Collateral Agent to foreclose the Security Instrument, or any extension, renewal, consolidation or replacement of same, irrespective of whether the Tenant shall have been joined in any action or proceeding.

     3. In the event that the Trustee/Collateral Agent takes possession of the Premises, either as the result of foreclosure of the Security Instrument or accepting a deed to the Premises in lieu of foreclosure, or otherwise, or the Premises shall be purchased at such a foreclosure by a third party, the Tenant shall attorn to the Trustee/Collateral Agent or such third party and recognize the Trustee/Collateral Agent or such third party as its landlord under the Lease, and the Trustee/Collateral Agent or such third party will recognize and accept the Tenant as its tenant thereunder, whereupon, the Lease shall continue in full force and effect as a direct lease between the Trustee/Collateral Agent or such third party and the Tenant for the full term thereof, together with all extensions and renewals thereof, and the Trustee/Collateral Agent or such third party shall there-after assume and perform all of the Landlord's obligations, as the landlord under the Lease with the same force and effect as if the Trustee/Collateral Agent or such third party were originally named therein as the Landlord; provided, however, that the Trustee/Collateral Agent or such third party shall not be:

     (a) liable for any act or omission of any prior landlord (including the Landlord), except to the extent the Trustee/Collateral Agent was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

     (b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord), except to the extent the Trustee/Collateral Agent was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

     (c) bound by any rent or additional rent which the Tenant might have paid for more than two (2) months in advance to any prior landlord (including the Landlord); or

     (d) bound by any amendment or modification of the Lease not consented to in writing by the Trustee/Collateral Agent.

     4. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event the Trustee/Collateral Agent or a third party takes possession of the Premises as provided in paragraph 3 above, the liability of the Trustee/Collateral Agent or such third party under the Lease shall be limited to the Trustee/Collateral Agent's or such third party's, as the case may be, interest in the Premises, and upon any assignment or other transfer of the Trustee/Collateral Agent's or such third-party's interest in the Premises, the Trustee/Collateral Agent or such third party, as applicable, shall be discharged and released from any obligation or liability under the Lease arising or accruing after the date of such assignment or transfer.

     5. Tenant agrees not to subordinate the Lease to any other lien or encumbrance which (i) affects the Premises under the Lease, or any part thereof, or (ii) is junior to the Security Instrument, without the express written consent of the Trustee/Collateral Agent, and any such subordination or any such attempted subordination or agreement to subordinate without such consent of Trustee/Collateral Agent, shall be void and of no force and effect.

     6. Tenant agrees to provide copies of all notices given Landlord under the Lease to Trustee/Collateral Agent at the following address:

     Trustee/Collateral Agent:
                               -------------------------------

                               -------------------------------

                               -------------------------------

                               -------------------------------
                               Telephone:
                                          --------------------
                               Telecopy:
                                          --------------------

or to such other address as Trustee/Collateral Agent shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

     7. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Trustee/Collateral Agent and Trustee/Collateral Agent shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease (including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder) for a period of thirty (30) days following receipt of such written notice by Trustee/Collateral Agent; provided, however, that in the case of any default which cannot with diligence be cured within such thirty (30) day period, if Trustee/Collateral Agent shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

     8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of the Trustee/Collateral Agent to a party that assumes the Trustee/Collateral Agent's obligations and liabilities hereunder, all obligations and liabilities of the Trustee/Collateral Agent under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Trustee/Collateral Agent's interest is assigned or transferred.

     10. In the event of any litigation or other legal proceeding arising between the parties to this Agreement, whether relating to the enforcement of a party's rights under this Agreement or otherwise, the prevailing party shall be entitled to receive its reasonable attorney's fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

                         (signatures follow immediately)

     IN WITNESS WHEREOF, this Agreement is executed as of the date and date first above written.

WITNESS/ATTEST:                       TENANT:

                                      [__________________________]

-----------------------------


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


WITNESS/ATTEST:                       TRUSTEE/COLLATERAL AGENT:

                                      HSBC BANK USA, as trustee/collateral agent

-----------------------------


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

STATE OF
         -----------------

COUNTY OF
          -----------------

     I,                          , a Notary Public of the County and State
        -------------------------
aforesaid, certify that                             , personally came before me
                        ----------------------------
this day and acknowledged that (s)he is a                           of
                                          -------------------------
                         , the                      of
-------------------------      --------------------
                                                  , that executed the foregoing
--------------------------------------------------
instrument, and acknowledged to me that the same was the act of the said
                  , and that (s)he executed the same as the act of such
------------------
                   for the purposes and consideration therein expressed and in
------------------
the capacity therein stated.

     WITNESS my hand and official stamp or seal, this        day of
                                                      ------
                 ,
-----------------  ------

                                          -----------------------------
                                                 Notary Public

My Commission Expires:

    (Notary Seal)

STATE OF
         -----------------

COUNTY OF
          ---------------

     I,                          , a Notary Public of the County and State
        -------------------------
aforesaid, certify that                             , personally came before me
                        ----------------------------
this day and acknowledged that (s)he is a                           of
                                          -------------------------
                         , the                      of
-------------------------      --------------------
                                                  , that executed the foregoing
--------------------------------------------------
instrument, and acknowledged to me that the same was the act of the said
                  , and that (s)he executed the same as the act of such
------------------
                   for the purposes and consideration therein expressed and in
------------------
the capacity therein stated.

     WITNESS my hand and official stamp or seal, this        day of
                                                      ------
                 ,      .
-----------------  -----

                                          -----------------------------
                                                 Notary Public

My Commission Expires:

    (Notary Seal)